UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1 /A

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GENERAL AIRCRAFT, INC.

(Exact name of Registrant as specified in its charter)

Nevada	4522	45-2952962
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5389 Golden Barrel Ave. Las Vegas, NV 89141
(address of principal executive offices)

Registrant's telephone number, including area code:	(702) 637-8536

Ian Johnson 5389 Golden Barrel Ave. Las Vegas, NV 89141
(Name and address of agent for service of process)

Approximate date of commencement of proposed sale to the public:	As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.|__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer |__|	Accelerated filer |__|
Non-accelerated filer |__|	Smaller reporting company |X|

COPIES OF COMMUNICATIONS TO:

Rory Vohwinkel, Esq.

9980 W. Flamingo Rd.

Las Vegas, Nevada 89147

Ph: (702) 838-3874

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTRATION	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE(1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(2)	AMOUNT OF REGISTRATION FEE
Common Stock	3,500,000	$0.01	$35,000.00	$4.01

(1)	This price was arbitrarily determined by General Aircraft, Inc.
(2)	Calculated on the basis of the maximum aggregate offering price of all securities being registered in accordance with Rule 457(o) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

PROSPECTUS

GENERAL AIRCRAFT, INC.

3,500,000

SHARES OF COMMON STOCK

INITIAL PUBLIC OFFERING

___________________

SUBJECT TO COMPLETION, Dated January 11, 2012

This prospectus relates to our offering of 3,500,000 new shares of our common stock at an offering price of $0.01 per share. The minimum investment amount for a single investor is $400 for 40,000 shares. The offering will commence promptly after the date of this prospectus and close no later than 120 days after the date of this prospectus. However, we may extend the offering for up to 90 days following the 120 day offering period. We will pay all expenses incurred in this offering. The shares are being offered by us on a “best efforts” basis and there can be no assurance that all or any of the shares offered will be subscribed.  If less than the maximum proceeds are available to us, our development and prospects could be adversely affected.  There is no minimum offering required for this offering to close. All funds received as a result of this offering will be immediately available to us for our general business purposes.  The Maximum Offering amount is 3,500,000 shares ($35,000).

The offering is a self-underwritten offering; there will be no underwriter involved in the sale of these securities. We intend to offer the securities through our officer and Director, who will not be paid any commission for such sales.

	Offering Price	Underwriting Discounts andC ommissions	Proceeds to Company
Per Share	$0.01	None	$0.01
Total (maximum offering)	$35,000	None	$35,000

Our common stock is presently not traded on any market or securities exchange. There is currently no public market for our common stock .  The sales price to the public is fixed at $0.01 per share.

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section entitled “Risk Factors” starting on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus is:  January 11, 2012

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Page
Summary	5
Risk Factors	7
Risks Related To Our Financial Condition and Business Model	7
If we do not obtain additional financing, including the financing sought in this offering, we will be unable to expand our operations and our business may fail.	7
Because we have only recently commenced business operations, we face a higher risk of business failure.	7
If the level of tourism in the Las Vegas, Nevada area experiences significant additional or continuing declines, our prospects for revenue growth and long-term viability will be significantly harmed.	7
Because of the depressed state of the Las Vegas economy, we may experience difficulty in obtaining additional financing as and when needed.	7
Because substantially all of our assets are pledged as collateral to secure our indebtedness, our ability to obtain other loans or working capital lines of credit will be hindered.	7
If we experience significant upward fluctuations in the price of aviation fuel, our operating income may be adversely affected.	7
If we are unable to service our secured debt obligation, our business will fail.	7
If our aircraft becomes unavailable for use, we will suffer immediate and substantial harm to our business.	7
If we develop problems with our third-party service provider, our operations could be materially and adversely affected, resulting in a decline in revenue, and increase in expenses, or both.	8
Because our sole officer and director has no prior experience as a chief executive or as the head of a public company, we may be hindered in our ability to efficiently and competitively execute our business strategy and achieve profitability.	8
Because our sole officer and director occupies all corporate positions, it may not be possible for us to develop adequate internal controls.	8
Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company.	8
Because our offering will be conducted on a best efforts basis, there can be no assurance that we can raise the money we need.	8
Because our president only provides his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.	8
Because our sole officer is also an employee of our third-party aircraft management company, he will face a conflict of interest in the event of a dispute or disagreement with our management company.	8
Because our president, Mr. Johnson, currently owns 100% of our outstanding common stock and serves as our sole director, investors may find that corporate decisions made by Mr. Johnson are inconsistent with the best interests of other stockholders.	8
Because we will incur additional costs as the result of becoming a public company, our cash needs will increase and our ability to achieve net profitability may be delayed.	9
Risks Related To Legal Uncertainty	9
If our insurance coverage becomes more expensive or difficult to obtain, we may not be able to carry coverage adequate to insure against all risks.	9
Risks Related To This Offering	9
Because there is no minimum required for the offering to close, investors in this offering will not receive a refund in the event that we do not sell an amount of shares sufficient to pursue the business goals outlined in this prospectus.	9
If a market for our common stock does not develop, shareholders may be unable to sell their shares.	9
Because FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock, investors may not be able to sell their stock should they desire to do so.	9
Because state securities laws may limit secondary trading, investors may be restricted as to the states in which they can sell the shares offered by this prospectus.	10
Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.	10
Because we will be subject to the “Penny Stock” rules, the level of trading activity in our stock may be reduced.	10
If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.	11
Because purchasers in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock, you may experience difficulty recovering the value of your investment.	11
If we undertake future offerings of our common stock, purchasers in this offering will experience dilution of their ownership percentage.	11

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4

Summary

General Aircraft, Inc.

The Company

We were incorporated as General Aircraft, Inc. on August 9, 2011 in the State of Nevada for the purpose of owning and operating helicopters for use in sightseeing tours and as pilot training aircraft. We have procured our first helicopter and, through a third-party manager, have begun to rent our helicopter on an hourly basis to tour operators for use in sightseeing tours of the Las Vegas strip and for use in helicopter pilot training flights. We are seeking funding to finance the purchase of an additional aircraft and for working capital. We are a development stage company and have only recently begun to generate revenues. Our first rental revenues were generated during October of 2011. Through November 30, 2011, we have generated gross revenues of $13,749.40.

Elite Aviation VGT, LLC (“Elite”), is our third-party manager that provides maintenance, parking, and other services for our helicopter. Our relationship with Elite is governed by an Aircraft Use / Management Agreement. Under this agreement, Elite rents-out our helicopter at an hourly rate and provides maintenance, fuel, parking, insurance, and other services for the aircraft. On a monthly basis, Elite forwards us the rental payments collected for use of our helicopter and bills us for the monthly costs of operation and maintenance. Elite is compensated based on a percentage of rental revenues generated, with Elite’s rates ranging from 15% to 19% under the terms of the management agreement.

As of August 31, 2011, we had $10,000 in current assets and current liabilities in the amount of $7,923. Accordingly, we had working capital of $2,077 as of August 31, 2011. Our current working capital is not sufficient to enable us to implement our business plan as set forth in this prospectus.  In addition, we have not established consistent revenues from our operations and may be required to seek additional financing. We currently do not have any arrangements for financing and we may not be able to obtain financing when required.  For these and other reasons, our independent auditors have raised substantial doubt about our ability to continue as a going concern. Accordingly, we will require additional financing, including the equity funding sought in this prospectus.

As of November 30, 2011, our cash on hand was $8,174. Our current aircraft is expected to generate net revenues in excess of its costs of operation and maintenance on a monthly basis. We therefore do not currently experience a monthly “burn rate” and do not anticipate running out of cash. If we are unable to secure additional capital, however, we will be unable to pursue the business expansion plans as outlined in this Prospectus and we will be vulnerable to business failure in the event of unusual or unexpected expenses.

Our primary asset, a Robinson R44 Raven II helicopter, was purchased in August of 2011 at a cost of $212,500. The purchase was financed in full by a secured, purchase money loan. The loan bears interest at the rate of six percent (6%) per year, and requires semi-annual interest payments of $6,384.75, commencing on March 31, 2012, and continuing every six months thereafter. All principal and interest is due under the loan on August 11, 2016. As of August 31, 2011, our total secured debt was $212,813. Our total debt, including the secured loan and our current liabilities, was $220,736 as of August 31, 2011.

Mr. Johnson, our sole officer and director, currently devotes 10 to 15 hours per week to our business affairs.  If the demands of our business require the full business time of Mr. Johnson, it is possible that he may not be able to devote sufficient time to the management of our business, as and when needed. In addition, Mr. Johnson is an employee of Elite, the third-party manager that provides maintenance, parking, and other services for our helicopter. As a result of these dual responsibilities, Mr. Johnson may face a potential conflict of interest in the event of any future dispute with Elite or in the event that our interests and those of Elite are inconsistent.

Mr. Johnson owns 100% of the outstanding shares of our common stock, and, upon completion of this offering, will own 74% of our outstanding common stock if the maximum number of shares is sold. Accordingly, he will have control over the outcome of all corporate transactions or other matters, and also the power to prevent or cause a change in control. In addition, Mr. Johnson, as the sole corporate officer and director, will have the sole authority to determine his own salary and perquisites, if any, and will have the ability to allocate to his salary funds which may otherwise be available for net income. The views and interests of Mr. Johnson, as controlling shareholder, may differ from the interests of the other stockholders.

We are offering for sale to investors a maximum of 3,500,000 shares of our common stock at an offering price of $0.01 per share (the “Offering”). Our business plan is to use the proceeds of this offering for working capital and certain expenses, and to help finance our purchase of an additional aircraft. We have allocated $20,000 from the proceeds of this offering for the down payment on an additional aircraft to cost approximately $130,000. Standard general aviation aircraft financing terms typically call for a 15% down payment, with the aircraft value and purchase price being the primary factors that drive the terms and interest rates for such financing. Assuming that $20,000 is available to us for use as a down payment, we expect to finance the remainder of the purchase through a secured purchase money aircraft loan. The minimum investment amount for a single investor is $400 for 40,000 shares.  The shares are being offered by us on a “best efforts” basis and there can be no assurance that all or any of the shares offered will be subscribed.  If less than the maximum proceeds are available to us, our development and prospects could be adversely affected.  There is no minimum offering required for this offering to close. The proceeds of this offering will be immediately available to us for our general business purposes. The Maximum Offering amount is 3,500,000 shares ($35,000).

Our address is 5389 Golden Barrel Ave., Las Vegas, NV 89141. Our phone number is (702) 637-8536.  Our fiscal year end is August 31.

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The Offering

Securities Being Offered	Up to 3,500,000 shares of our common stock.

Offering Price

The offering price of the common stock is $0.01 per share.  There is no public market for our common stock.  We cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed.  The absence of a public market for our stock will make it difficult to sell your shares in our stock.

Upon the effectiveness of the registration statement of which this prospectus is a part, we intend to apply through FINRA to the over-the-counter bulletin board, through a market maker that is a licensed broker dealer, to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. There is no guarantee that our common stock will be accepted for quotation on the over-the-counter bulletin board or that, if our common stock is so quoted, that an active market for the shares will develop.

Minimum Number of Shares To Be Sold in This Offering	n/a

Maximum Number of Shares To Be Sold in This Offering	3,500,000
Minimum Investment	The minimum investment amount for a single investor is $400 for 40,000 shares.

Securities Issued and to be Issued	10,000,000 shares of our common stock are issued and outstanding as of the date of this prospectus. Our sole officer and director, Ian Johnson, owns 100% of the common shares of our company and therefore has substantial control. Upon the completion of this offering, our officer and director will own an aggregate of approximately 74% of the issued and outstanding shares of our common stock if the maximum number of shares is sold.

Number of Shares Outstanding After The Offering If All The Shares Are Sold	13,500,000

Use of Proceeds	If we are successful at selling all the shares we are offering, our proceeds from this offering will be approximately $35,000. We intend to use these proceeds to execute our business plan.

Offering Period	The shares are being offered for a period up to 120 days after the date of this Prospectus, unless extended by us for an additional 90 days. In our sole discretion, we have the right to terminate the offering at any time, even before we have sold the 3,500,000 shares.

Summary Financial Information
Balance Sheet Data	Fiscal Year Ended August 31, 2011 (audited)
Cash	$10,000
Total Assets	222,500
Liabilities	220,735
Total Stockholder’s Equity	1,765
Statement of Operations	August 9, 2011 (date of inception) to August 31, 2011 (audited)
Revenue	$0
Net Profit (Loss) for Reporting Period	$($8,235)

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Risk Factors

You should consider each of the following risk factors and any other information set forth herein and in our reports filed with the SEC, including our financial statements and related notes, in evaluating our business and prospects. If any of the following risks actually occur, our business and financial results or prospects could be harmed. In that case, the value of the Common Stock could decline.

Risks Related To Our Financial Condition and Business Model

If we do not obtain additional financing, including the financing sought in this offering, we will be unable to expand our operations and our business may fail.

We have only recently commenced active operations and have only recently begun to generate revenues from operations. Our business plan calls for certain operating and professional expenses and for the planned purchase of an additional aircraft in order to expand our revenue base. We have budgeted approximately $20,000 for use as a down payment on an additional aircraft. In addition, we will need to maintain funds in reserve for aircraft overhaul and extraordinary maintenance expenses and will need to pay ongoing legal and accounting expenses. As of August 31, 2011, we had cash on hand in the amount of $10,000 and working capital in the amount of $2,077.  Accordingly, we will be unable to expand our business through the purchase of additional aircraft if we are unable to successfully complete this Offering at or near the maximum offering amount.  In addition, although the operation of our recently-acquired helicopter is expected to generate positive cash flow on a monthly basis, we will faced an enhanced likelihood of business failure if a portion of the funds sought in this offering are not available to help ameliorate our anticipated operating costs. We currently do not have any arrangements for financing and we may not be able to obtain financing when required. Obtaining additional financing beyond the initial equity financing sought through this offering will be subject to a number of factors, including our ability to show strong early revenues and sustained revenue growth.  These factors may make the most desirable timing, amount, and terms or conditions of additional financing unavailable to us.

Because we have only recently commenced business operations, we face a higher risk of business failure.

We commenced operations in August of 2011, have only recently procured our first helicopter, and have only recently begun to generate revenue from use of our helicopter for tours and pilot training flights. Because we do not have an established track record of profitable helicopter ownership and operations, we can provide no assurance that we will be able to generate significant revenues or sustained net profits and we face a high risk of business failure.

If the level of tourism in the Las Vegas, Nevada area experiences significant additional or continuing declines, our prospects for revenue growth and long-term viability will be significantly harmed.

Our business is particularly sensitive to the state of the tourism economy in Las Vegas, Nevada. The recent financial crisis and current economic downturn have resulted in a significant decline in the amount of tourism and spending in Las Vegas. A long term continuation of the current downturn in Las Vegas tourism and spending, or a significant additional decline in the local economy, will adversely affect our prospects for revenue growth and will harm our ability to achieve the long term viability of our business.

Because of the depressed state of the Las Vegas economy, we may experience difficulty in obtaining additional financing as and when needed.

The severe local economic downturn over the past few years has made it more difficult to obtain equity or debt financing for enterprises which, like ours, are dependent on the Las Vegas market. Due to the downturn in tourism, leisure, and related businesses in Las Vegas, investors may perceive our enterprise as a riskier investment than similar companies operating in other markets. As a result, we may experience particular difficulty in obtaining financing for the expansion of our business when needed and on terms that are acceptable to us.

Because substantially all of our assets are pledged as collateral to secure our indebtedness, our ability to obtain other loans or working capital lines of credit will be hindered.

Our helicopter comprises nearly the entirety of our assets and it is secured by a first-position lien in favor of the purchase money lender. Accordingly, if an event of default were to occur under our secured aircraft loan, the lender would have a priority right to the helicopter, to the exclusion of our general creditors. The pledge of our primary asset will likely limit our ability to incur additional secured or unsecured indebtedness, to enter into a line of credit to support our working capital needs, or to sell or dispose of assets to raise capital, which could have an adverse effect on our financial flexibility.

If we experience significant upward fluctuations in the price of aviation fuel, our operating income may be adversely affected.

Our operating costs may be adversely impacted by fluctuating fuel prices. We cannot predict future fuel price fluctuations or our ability to recover higher fuel costs through special fuel surcharges or higher hourly rental rates for our aircraft. In the event of a strong upward movement in fuel costs, we may unable to effectively pass-on our increased hourly operating costs to end users of our aircraft, and our operating margins could be adversely affected.

If we are unable to service our secured debt obligation, our business will fail.

Our primary asset, a Robinson R44 Raven II helicopter, was purchased in August of 2011 at a cost of $212,500. The purchase was financed in full by a secured, purchase money loan. The loan bears interest at the rate of six percent (6%) per year, and requires semi-annual interest payments of $6,384.75, commencing on March 31, 2012, and continuing every six months thereafter. All principal and interest is due under the loan on August 11, 2016. If we are unable to pay our semi-annual interest payments, or if we are unable to re-finance the helicopter or pay the balance due by August of 2016, we will face the loss of our primary asset and our business will likely fail as a result. Because we do not have an established track record of generating cash flow sufficient to properly service this secured debt, we face an enhanced risk that we may default on the obligation and suffer the loss of our primary asset.

If our aircraft becomes unavailable for use, we will suffer immediate and substantial harm to our business.

We are currently dependent upon a single aircraft in order to maintain revenue-generating operations. Thus is, if our helicopter becomes unavailable due to unscheduled maintenance, repairs or other reasons, we will suffer an immediate and potentially substantial interruption of our ability to generate revenues and maintain ongoing operations.

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If we develop problems with our third-party service provider, our operations could be materially and adversely affected, resulting in a decline in revenue, increase in expenses, or both.

We rely upon a third party manager, Elite Aviation VGT, LLC, to provide essential services on behalf of our operations, including aircraft maintenance, ground facilities operations, and other services. In addition, Elite Aviation VGT, LLC will responsible for booking use of our helicopter for tours and pilot training flights and collecting the revenues of such activities on our behalf. Any material problems related to the operations of our third-party service provider, or any significant disruption in our relationship with the provider, could have a material adverse affect on our business, financial condition and results of operations.

Because our sole officer and director has no prior experience as a chief executive or as the head of a public company, we may be hindered in our ability to efficiently and competitively execute our business strategy and achieve profitability.

Our sole officer and director, Mr. Johnson, lacks any prior experience as a company chief executive.  In addition, Mr. Johnson has no experience managing a publicly reporting company.  Accordingly, Mr. Johnson will be less effective than more experienced managers in efficiently managing our ongoing regulatory compliance obligations and in dealing with such matters as public relations, investor relations, and corporate governance.

Because our sole officer and director occupies all corporate positions, it may not be possible for us to develop adequate internal controls.

Our sole officer and director, Mr. Johnson, currently occupies all corporate positions. As a result, it may not be possible for us to develop effective internal controls over financial reporting without the retention of additional personnel. Material weaknesses in our internal controls may occur due to a lack of the segregation of duties required for effective controls, as well as various reconciliation and control procedures being not regularly performed due to the lack of staff and resources. In the event that we are not able to successfully implement effective internal controls over financial reporting, investor perceptions of our company may suffer, and this could cause a decline in the value of our stock. Furthermore, any failure of our internal controls could have a material adverse effect on our stated results of operations and harm our reputation.

Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company.

We earned no revenue from inception through August 31, 2011, which makes it difficult to evaluate whether we will operate profitably.  We have not attained profitable operations and are dependent upon obtaining financing or generating revenue from operations to continue operations for the immediate future. As of August 31, 2011, we had cash in the amount of $10,000. Our future is dependent upon our ability to obtain financing or upon future profitable operations.  We are currently seeking equity financing through this offering. We reserve the right to seek additional funds through private placements of our common stock and/or through debt financing. Our ability to raise additional financing is unknown. We do not have any formal commitments or arrangements for the advancement or loan of funds. For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern. As a result, there is an increased risk that you could lose the entire amount of your investment in our company.

Because our offering will be conducted on a best efforts basis, there can be no assurance that we can raise the money we need.

The shares are being offered by us on a "best efforts" basis without benefit of a private placement agent. We can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, our business plans and prospects for the current fiscal year could be adversely affected.

Because our president only provides his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Mr. Johnson, our founder and sole officer and director, currently devotes 10 to 15 hours per week to our business affairs.  If the demands of our business require the full business time of Mr. Johnson, it is possible that he may not be able to devote sufficient time to the management of our business, as and when needed.  If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

Because our sole officer is also an employee of our third-party aircraft management company, he will face a conflict of interest in the event of a dispute or disagreement with our management company.

Mr. Johnson is an employee of Elite Aviation VGT, LLC (“Elite”), the third-party manager that provides maintenance, parking, and other services for our helicopter. As a result of these dual responsibilities, Mr. Johnson may face a potential conflict of interest in the event of any future dispute with Elite or in the event that our interests and those of Elite are inconsistent. Even in the absence of any active dispute between us and Elite, the views and interests of Elite with regard to the operation of our helicopter may differ from those of the company.

Because our president, Mr. Johnson, currently owns 100% of our outstanding common stock and serves as our sole officer and director , investors may find that corporate decisions made by Mr. Johnson are inconsistent with the best interests of other stockholders.

Mr. Johnson is our president, chief financial officer and sole director. He currently owns 100% of the outstanding shares of our common stock, and, upon completion of this offering, will own 74% of our outstanding common stock if the maximum number of shares is sold. Accordingly, he will have control over the outcome of all corporate transactions or other matters, and also the power to prevent or cause a change in control. In addition, Mr. Johnson, as the sole corporate officer and director, will have the sole authority to determine his own salary and perquisites, if any, and will have the ability to allocate to his salary funds which may otherwise be available for net income. The views and interests of Mr. Johnson, as controlling shareholder, may differ from the interests of the other stockholders.

8

Because we will incur additional costs as the result of becoming a public company, our cash needs will increase and our ability to achieve net profitability may be delayed.

Upon effectiveness of our Registration Statement for the Offering, we will become a publicly reporting company and will be required to stay current in our filings with the SEC, including, but not limited to, quarterly and annual reports, current reports on materials events, and other filings that may be required from time to time.  We believe that, as a public company, our ongoing filings with the SEC will benefit shareholders in the form of greater transparency regarding our business activities and results of operations.   In becoming a public company, however, we will incur additional costs in the form of audit and accounting fees and legal fees for the professional services necessary to assist us in remaining current in our reporting obligations.  We expect that, during our first year of operations following the effectiveness of our Registration Statement, we will incur additional costs for professional fees in the approximate amount of $12,000.  These additional costs will increase our cash needs and may hinder or delay our ability to achieve net profitability even after we have begun to generate revenues on a regular basis.

Risks Related To Legal Uncertainty

If our insurance coverage becomes more expensive or difficult to obtain, we may not be able to carry coverage adequate to insure against all risks.

Aviation insurance premiums historically have fluctuated based on factors that include the loss history of the industry in general, and the insured carrier in particular. Currently, our monthly insurance costs are $1,417.17 per month. Future terrorist attacks, accidents and other adverse events involving aircraft could result in increases in insurance costs and could affect the price and availability of such coverage. There can be no assurance that we will be able to maintain our existing coverage on terms favorable to us, that the premiums for such coverage will not increase substantially or that we will not bear substantial losses and lost revenue from accidents or other adverse events. Substantial claims resulting from an accident in excess of related insurance coverage or a significant increase in our current insurance expense could have a material adverse effect on our business, financial condition and results of operations. In addition, we do not carry director and officer insurance. Any significant claims lodged directly against our officer and director could have a material adverse effect on management’s ability to conduct our business, and our financial condition and results of operations could be harmed.

Risks Related To This Offering

Because there is no minimum required for the offering to close, investors in this offering will not receive a refund in the event that we do not sell an amount of shares sufficient to pursue the business goals outlined in this prospectus.

There is no minimum offering required for the offering to close. In addition, subscription proceeds will not be deposited into an escrow account but will instead be immediately available for our use. Investors in this offering face a risk that we will not be able to sell sufficient shares to obtain the funds necessary to pursue the business goals outlined in this prospectus. In that event, no refunds will be issued to investors.

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

Prior to this offering, there has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained. If our securities are not eligible for initial or continued quotation on the OTC Bulletin Board or a public trading market does not develop, purchasers of the common stock may have difficulty selling their securities should they desire to do so and purchasers of our common stock may lose their entire investment if they are unable to sell our securities.

Because FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock, investors may not be able to sell their stock should they desire to do so.

In addition to the "penny stock" rules described below, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

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Because state securities laws may limit secondary trading, investors may be restricted as to the states in which they can sell the shares offered by this prospectus.

If you purchase shares of our common stock sold in this offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder's ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder's risk of losing some or all of his investment.

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their own common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase our common stock.

Because we will be subject to the “Penny Stock” rules, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

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If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

In the event that our shares are quoted on the over-the-counter bulletin board, we will be required order to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation on the over-the-counter bulletin board. In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our common stock may find it difficult to sell their shares.

Because purchasers in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock, you may experience difficulty recovering the value of your investment.

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price.  Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.  The dilution experienced by investors in this offering will result in a net tangible book value per share that is less than the offering price of $0.01 per share.  Such dilution may depress the value of the company’s common stock and make it more difficult to recover the value of your investment in a timely manner should you chose sell your shares.

If we undertake future offerings of our common stock, purchasers in this offering will experience dilution of their ownership percentage.

Generally, existing shareholders will experience dilution of their ownership percentage in the company if and when additional shares of common stock are offered and sold.  In the future, we may be required to seek additional equity funding in the form of private or public offerings of our common stock.  In the event that we undertake subsequent offerings of common stock, your ownership percentage, voting power as a common shareholder, and earnings per share, if any, will be proportionately diluted.  This may, in turn, result in a substantial decrease in the per-share value of your common stock.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  The actual results could differ materially from our forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

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Use of Proceeds

The net proceeds to us from the sale of up to 3,500,000 shares of common stock offered at a public offering price of $0.01 per share will vary depending upon the total number of shares sold. The following table summarizes, in order of priority the anticipated application of the proceeds we will receive from this Offering if the maximum number of shares is sold:

	Amount Assuming Maximum Offering	Percent of Maximum
GROSS OFFERING	$35,000	100.0%
Commission[1]	$0	0.0%
Net Proceeds	$35,000	100.0%
USE OF NET PROCEEDS
Down payment – additional aircraft acquisition[2]	$20,000	7.50%
Working capital[3]	$10,000	2.50%
Legal and accounting[3]	$5,000	40.00%
TOTAL APPLICATION OF NET PROCEEDS	$35,000	100.0%

1 Commissions: Shares will be offered and sold by us without special compensation or other remuneration for such efforts. We do not plan to enter into agreements with finders or securities broker-dealers whereby the finders or broker-dealers would be involved in the sale of the Shares to the investors. Shares will be sold directly by us, and no fee or commission will be paid.

2 Materials and equipment: We intend to use approximately $20,000 of the net proceeds of this Offering to acquire an additional aircraft. This figure represents a 15% down payment on an additional aircraft to cost approximately $130,000. Standard general aviation aircraft financing terms typically call for a 15% down payment, with the aircraft value and purchase price being the primary factors that drive the terms and interest rates for such financing. Assuming that $20,000 is available to us for use as a down payment, we expect to finance the remainder of the purchase through a secured purchase money aircraft loan.

3 Working capital:  We intend to use approximately $10,000 of the net proceeds of this Offering for general working capital purposes. These funds will be used primarily to contribute to our reserve against overhaul and other extraordinary maintenance and repair costs.

4 Legal and accounting:  A portion of the proceeds will be used to pay legal, accounting, and related compliance costs. We expect to pay the remainder of our current and anticipated legal and accounting costs from a combination of cash on hand and net revenues from the operation of our helicopter.

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In the event that less than the maximum number of shares is sold we anticipate application of the proceeds we will receive from this Offering, in order of priority, will be as follows:

	Amount Assuming 75% of Offering	Percent	Amount Assuming 50% of Offering	Percent	Amount Assuming 25% of Offering	Percent
GROSS OFFERING	$26,250	100.0%	$17,500	100.0%	$8,750	100.0%
Commission	$0	0.0%	$0	0.0%	$0	0.0%
Net Proceeds	$26,250	100.0%	$17,500	100.0%	$8,750	100.0%
USE OF NET PROCEEDS
Down payment – additional aircraft acquisition	$0	0%	$0	0%	$0	0%
Working capital	$21,250	80.95%	$12,500	71.43%	$3,750	42.86%
Legal and accounting	$5,000	19.05%	$5,000	28.57%	$5,000	57.14%
TOTAL APPLICATION OF NET PROCEEDS	$11,250	100.0%	$17,500	100.0%	$8,750	100.0%

In the event that less than $30,000 is received in this offering, we intend to delay our planned purchase of an additional aircraft until such time that we accumulate sufficient cash from retained earnings and/or additional equity financing, to make the down payment necessary to fund the purchase. There is no guarantee that we will be able to raise sufficient cash from retained earnings or additional equity financing to fund the necessary down payment on an additional aircraft.

Determination of Offering Price

The $0.01 per share offering price of our common stock was arbitrarily chosen by management. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.

Dilution

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price.

The historical net tangible book value as of August 31, 2011 was $1,765 or $0.0001765 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of August 31, 2011.   Adjusted to give effect to the receipt of net proceeds from the sale of the maximum of 3,500,000 shares of common stock for $35,000, net tangible book value will be approximately $0.0027233 per share.  This will represent an immediate increase of approximately $0.0025468 per share to existing stockholders and an immediate and substantial dilution of approximately $0.00727670 per share, or approximately 73%, to new investors purchasing our securities in this offering. Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.

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The following table sets forth as of August 31, 2011, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase the maximum offering, assuming a purchase price in this offering of $0.01 per share of common stock.

	Number	Percent	Amount
Existing Stockholders	10,000,000	74%	$10,000
New Investors	3,500,000	26%	$35,000
Total	13,500,000	100.00%	$45,000

Plan Of Distribution, Terms Of The Offering

There Is No Current Market for Our Shares of Common Stock

There is currently no market for our shares. We cannot give you any assurance that the shares you purchase will ever have a market or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The shares you purchase are not traded or listed on any exchange. After the effective date of the registration statement of which this prospectus forms a part, we intend to have a market maker file an application with the Financial Industry Regulatory Authority to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our shares is approved. There is no guarantee that our common stock will be accepted for quotation on the over-the-counter bulletin board or that, if our common stock is so quoted, that an active market for the shares will develop.

The OTC Bulletin Board is maintained by the Financial Industry Regulatory Authority. The securities traded on the Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the OTC Bulletin Board, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on FINRA brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

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The Offering will be Sold by Our Officer and Director

We are offering up to a total of 3,500,000 shares of common stock. The offering price is $0.01 per share. The offering will be for a period of 120 days from the effective date and may be extended for an additional 90 days if we choose to do so. In our sole discretion, we have the right to terminate the offering at any time, even before we have sold the 3,500,000 shares. There are no specific events which might trigger our decision to terminate the offering.

The shares are being offered by us on a “best efforts” basis and there can be no assurance that all or any of the shares offered will be subscribed.  If less than the maximum proceeds are available to us, our development and prospects could be adversely affected.  There is no minimum offering required for this offering to close. All funds received as a result of this offering will be immediately available to us for our general business purposes.

We cannot assure you that all or any of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. Therefore, we may sell only a nominal amount of shares, in which case our ability to execute our business plan might be negatively impacted. We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Certificates for shares purchased will be issued and distributed by our transfer agent promptly after a subscription is accepted and "good funds" are received in our account.

If it turns out that we have not raised enough money to effectuate our business plan, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and are not successful, we will have to suspend or cease operations.

We will sell the shares in this offering through our officer and director. The officer and Director engaged in the sale of the securities will receive no commission from the sale of the shares nor will he register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3(a) 4-1. Rule 3(a) 4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. Our officer and director, Mr. Johnson , satisfies the requirements of Rule 3(a) 4-1 in that:

1.	He is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his articipation; and

2.	He is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.	He is not, at the time of their participation, an associated person of a broker- dealer; and

4.	He meets the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) does not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

A s our officer and director will sell the shares being offered pursuant to this offering, Regulation M prohibits the Company and its officer and director from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our officer and director from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

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We have no intention of inviting broker-dealer participation in this offering.

Offering Period and Expiration Date

This offering will commence on the effective date of this prospectus, as determined by the Securities and Exchange Commission and continue for a period of 120 days. We may extend the offering for an additional 90 days unless the offering is completed or otherwise terminated by us. Funds received from investors will be counted towards the minimum subscription amount only if the form of payment, such as a check, clears the banking system and represents immediately available funds held by us prior to the termination of the 120-day subscription period, or prior to the termination of the extended subscription period if extended by our Board of Directors.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must deliver a check or certified funds for acceptance or rejection. The minimum investment amount for a single investor is $400 for 40,000 shares. All checks for subscriptions must be made payable to "General Aircraft, Inc.”

Right to Reject Subscriptions

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

Description of Securities

Our authorized capital stock consists of 90,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.   As of the date of this Prospectus, there were 10,000,000 shares of our common stock issued and outstanding.  Our shares are currently held by one (1) stockholder of record. We have not issued any shares of preferred stock.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by  our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

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In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors has the authority to provide, by resolution, for the issuance of preferred shares of stock and to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.	The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.	Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.	Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.	The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

8.	Any other relative rights, preferences and limitations of that series

Provisions in Our Articles of Incorporation and By-Laws That Would Delay, Defer or Prevent a Change in Control

Our articles of incorporation authorize our board of directors to issue a class of preferred stock commonly known as a "blank check" preferred stock. Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one (1) or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

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In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director's authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply.  Our articles of incorporation and bylaws do not state that these provisions do not apply.  The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

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Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Rory Vohwinkel, Esq., our independent legal counsel, has provided an opinion on the validity of our common stock.  Mr. Vohwinkel’s address is 9980 W. Flamingo Rd., Las Vegas, Nevada 89147.

Weaver Martin & Samyn, LLC has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report.  Weaver Martin & Samyn, LLC has presented their report with respect to our audited financial statements.  The report of Weaver Martin & Samyn, LLC is included in reliance upon their authority as experts in accounting and auditing.

Description of Business

Principal Place of Business

Our principal offices are located at 5389 Golden Barrel Ave., Las Vegas, NV 89141. Our sole officer and director provides office services at this location free of charge.

Company Overview

We were incorporated as General Aircraft, Inc. on August 9, 2011 in the State of Nevada for the purpose of owning and operating helicopters for use in sightseeing tours and as pilot training aircraft. We have procured our first helicopter and have placed it into service in the Las Vegas, Nevada area. We are seeking funding to finance the purchase of an additional aircraft for working capital. We are a development stage company and have only recently begun to generate revenues. Our current working capital is not sufficient to enable us to implement our business plan as set forth in this prospectus. Accordingly, we will require additional financing, including the equity funding sought in this prospectus.

We purchased our first helicopter, a Robinson R44 Raven II, in August of 2011 at a cost of $212,500. The helicopter seats three passengers in addition to the pilot. Our purchase was financed in full by a secured, purchase-money loan. The helicopter is hangered at North Las Vegas Airport, an executive and general aviation airport in North Las Vegas, Nevada. Through our third-party manager, Elite Aviation VGT, LLC (“Elite”), we rent the helicopter on an hourly basis to tour operators for use in sightseeing tours of the Las Vegas strip, as well as for helicopter pilot training flights. Based on the current demand for hourly helicopter rental in Las Vegas, as well as our initial experience thus far, we expect to rent our initial helicopter for approximately 500 hours per year. During the first two months of our helicopter’s active operation through Elite, October and November of 2011, it garnered a total of 40.3 rental hours. We expect the aircraft’s usage to increase over the course of the Spring and Summer of 2012 as a result of warmer weather and the seasonal increase in tourist traffic. Our estimate of 500 hours of operation during our first full fiscal year is based upon the experience of management and Elite’s personnel in the local aviation tour industry. There is no guarantee, however, that we will realize the estimate 500 hours of helicopter rental operation.

Expenses and Revenue Model

Our rental rates for helicopter time range from $360 to $380 per hour, with $370 per hour being the approximate average rate. Routine maintenance, fuel, insurance, parking, and other operating needs for the helicopter are provided to us by Elite and are billed to us on a monthly basis. In addition, Elite collects and disburses our gross rental revenues monthly. As discussed below, Elite is compensated under it management agreement based on a percentage of the gross revenues generated each month by our helicopter. Elite’s compensation is on a sliding scale ranging from 15% to 19% of the monthly gross rental revenue. During October and November of 2011, the first months of operation of our helicopter through Elite, the rental hours, billed expenses and management fees, and gross rental revenues earned were as follows:

	October 2011	November 2011
Rental hours	19.9	20.4
Expenses billed by Elite, including management fees	$4,226.22	$3,049.80
Gross Rental Revenue Earned	$6,061.50	$7,616.40

Based on 500 hours per year of rental time for the helicopter, our current approximate operating expenses per hour of operation are as follows:

Reserve for future overhaul	$100
Maintenance and inspection required every 100 hours	$35
Fuel	$85
Insurance	$36
Parking	$8
GPS update card	$10
Total	$274

The total cost of the maintenance and inspection required each 100 hours of operation is approximately $2,200. A complete overhaul of our helicopter, which will be required once it has reached 2,200 hours of lifetime operation, will cost approximately $170,000. Our insurance costs are currently $1,417.17 per month. Our parking fees are currently $350 per month. The annual costs for our GPS update card are approximately $430.

At an average rental rate of $370 per hour, our expected gross profit is thus approximately $96 per rental hour based on the expected 500 hour per year. As discussed above, however, there is no guarantee that we will realize the estimate 500 hours of helicopter rental operation. In addition, aviation fuel and maintenance costs are subject to fluctuations which may affect our operating expenses and gross profit per rental hour. In order to expand our revenue base, we are seeking equity financing to secure the down payment for acquisition of an additional helicopter.

Agreement with Elite Aviation VGT, LLC

Elite rents-out and manages our helicopter under the terms of an Aircraft Use / Management Agreement dated September 1, 2011. The agreement remains in effect on a month-to-month basis and terminable by either party upon 90 days written notice. Under the Agreement, Elite rents-out our helicopter for tours and pilot training flights at end-user rates of $360 to $380 per hour. Elite also handles, repairs, maintenance, and inspections for the aircraft, and provides insurance, fuel, and parking for the helicopter at the North Las Vegas airport. Elite bills us for these expenses on a monthly basis. In addition, Elite remits to us the total rental fees received for the helicopter from end users on a monthly basis. The Agreement contains a covenant not to compete under which we are prohibited, for a period of 60 days following termination of the contract, from operating the helicopter with another business that is the same or similar to that conducted by Elite. Elite is compensated under the Agreement based on a percentage of the gross revenues generated each month by our helicopter. Elite’s percentage compensation is determined according to a sliding scale as follows:

0 to 10 hours	15%
11 to 25 hours	17%
26 + hours	19%

Elite currently rents other aircraft for tours and training flights, but all of the other aircraft under Elite’s management are fixed-wing airplanes. Elite does not have any other helicopters under its management. Due to the differing market and uses for fixed-wing aircraft and helicopters, our management does not believe that the existence of other aircraft under Elite’s management presents a conflict of interest between us and Elite.

19

Competition

There are a number of helicopter tour operators in the Las Vegas area offering tours of the Las Vegas strip, the Grand Canyon, and other sites. These operators are typically small to mid-sized concerns based and owned locally. Although some of them may own one or more of their own aircraft, they are typically in need of additional helicopters to be leased on an hourly basis. By making our aircraft available for use on an hourly basis through our third-party manager, Elite, we are offering a commodity. Rental rates are thus set by market demand for helicopter time, together with the size and capabilities of the particular aircraft being used. Our ability to earn revenue is therefore not subject pressures exerted by any one dominant competitor.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Intellectual Property

We do not own, either legally or beneficially, any patent, trademark, or other significant intellectual property.

Regulatory Matters

The primary regulations applicable to our operations are FAA regulations relating to aircraft maintenance and airworthiness contained in Part 43 of the FAA regulations. We are required to conduct an inspection of our aircraft every 100 hours of operation, and to perform a complete overhaul of the aircraft every twelve years or 2,200 hours, whichever comes first. Our Robinson R44 Raven II will be due for an overhaul under applicable FAA regulations in approximately 3 years or 700 hours of operation. We thus expect to perform the required overhaul in approximately 1 ½ years, when the aircraft has reached the 2,200 hour mark. As illustrated above, a significant portion of our gross revenues will be reserved against the required overhaul work.

Employees

We currently have no other employees other than our sole officer and director, Ian Johnson. Mr. Johnson is our President, CEO, CFO, and sole member of the Board of Directors.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

Description of Property

We do not own any real property.  We maintain our corporate office at 5389 Golden Barrel Ave., Las Vegas, NV 89141.  Our sole officer and director provides office services without charge. There is no obligation for him to continue this arrangement.

Legal Proceedings

We are not currently a party to any legal proceedings. We are not aware of any pending legal proceeding to which any of our officers, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

Our agent for service of process in Nevada is Ian Johnson, 5389 Golden Barrel Ave., Las Vegas, NV 89141.

20

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate making an application for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask  price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

Currently, we have one (1) holder of record of our common stock.

21

Rule 144 Shares

None of our common stock is currently available for resale to the public under Rule 144.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	one percent of the number of shares of the company's common stock then outstanding; or

2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business, or;
2.	our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

22

Financial Statements

Index to Financial Statements:

Audited Financial Statements:
F-1	Report of Independent Registered Public Accounting Firm
F-2	Balance Sheet as of August 31, 2011;
F-3	Statement of Operations from August 9, 2011 (date of inception) to August 31, 2011;
F-4	Statement of Stockholder's Equity as of August 31, 2011
F-5	Statement of Cash Flows from August 9, 2011 (date of inception) to August 31, 2011;
F-6	Notes to Financial Statements;

23

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

General Aircraft, Inc.

Las Vegas, Nevada

We have audited the accompanying balance sheet of General Aircraft, Inc. ("the Company") as of August 31, 2011 and the related statements of operation, changes in stockholders’ equity and cash flows for the period of August 9, 2011 (Inception) to August 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of August 31, 2011 and the results of its operations, shareholders’ equity, and cash flows from August 9, 2011 (Inception) to August 31, 2011 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations. This factor raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Weaver Martin & Samyn, LLC

Weaver Martin & Samyn, LLC

Kansas City, Missouri

November 16, 2011

F-1

GENERAL AIRCRAFT, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

August 31, 2011
ASSETS

Current Assets:
Cash	$10,000
Total current assets	10,000

Fixed Assets	212,500

Total Assets	$222,500

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$7,923
Total current liabilities	7,923

Long-term debt	212,813

Commitments and contingencies	—

Stockholders' Equity
Preferred stock, $0.001 par value; 10,000,000 shares authorized,
No shares issued and outstanding at August 31, 2011	—
Common stock, $0.001 par value; 90,000,000 shares authorized,
10,000,000 shares issued and outstanding at August 31, 2011	10,000
Additional paid-in capital	—
Deficit accumulated during the development stage	(8,235)
Total stockholders' equity	1,765

Total Liabilities and Stockholders' Equity	$212,500

See accompanying notes to financial statements

F-2

 GENERAL AIRCRAFT, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

August 9, 2011
(Inception) to
August 31,
2011
Revenue	$—
Operating expenses:
Professional fees	3,688
Maintenance fees	3,687
Total operating expenses	7,375
Net loss from operations	(7,375)
Other income (expense)
Interest expense	(861)
Total other income (expense)	(861)
NET LOSS	$(8,235)
Basic and diluted loss per share	$(0.00)
Weighted average shares outstanding	4,090,909

See accompanying notes to financial statements

F-3

 GENERAL AIRCRAFT, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

					(Deficit)
					Accumulated	Total
	Preferred Stock		Common Stock		during	Stockholders’
	Shares	Amount	Shares	Amount	Development Stage	Equity

Balance:
August 9, 2011 (inception)	—	$—	—	$—	$—	$—

Shares issued for cash -
Related party	—	—	10,000,000	10,000	—	10,000

Net (loss)	—	—	—	—	(8,235)	(8.235)
Balance:
August 31, 2011	—	$—	10,000,000	$10,000	$(8,235)	$1,765

See accompanying notes to financial statements

F-4

 GENERAL AIRCRAFT, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

August 9, 2011
(Inception) to
August 31,
2011
Cash Flows From Operating Activities:
Net (loss)	$(8,235)
Adjustments to reconcile net loss to net cash used in operations
Changes in operating assets and liabilities:
Increase/(Decrease) in accounts payable and accrued expenses	7,923
Net Cash Used In Operating Activities	(313)

Cash Flows From Financing Activities:
Proceeds from loan payable	313
Common stock issued for cash	10,000
Net Cash Provided by Financing Activities	10,313

Net Increase / (Decrease) in Cash	10,000
Cash at Beginning of Period	—
Cash at End of Period	$10,000

Supplemental disclosure of cash flow information:
Cash paid for interest	$—
Cash paid for taxes	$—

See accompanying notes to financial statements

F-5

 GENERAL AIRCRAFT, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 1           ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A)Nature of Operations

General Aircraft, Inc. (a development stage company) (the "Company") was incorporated under the laws of the State of Nevada on August 9, 2011. The primary business purpose of General Aircraft, Inc. will be to transport people for tourism and entertainment purposes to destinations around the South Western region of the United States, such as hourly flights over the Las Vegas Strip in Nevada or the Grand Canyon in Arizona, or similar areas for an hourly or fixed fee. The Company acquired its first helicopter on August 11, 2011 and commenced flight operations in October 2011.

(B) Basis of Presentation

The Company is in the development stage in accordance with Accounting Standards Codification (“ASC”) Topic No. 915.

These financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America and include the have been consistently applied in the preparation of the financial statements on a going concern basis, which assumes the realization of assets and the discharge of liabilities in the normal course of operations for the foreseeable future.

The Company has adopted an August 31 year end.

(C) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and expenses during the reported period.  Actual results could differ from those estimates. Changes in facts and circumstances may result in revised estimates, which are recorded in the period in which they become known.

(D) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents.  At August 31, 2011, the Company had no cash equivalents.

(E) Overhaul Costs

Overhaul requirements established by the Federal Aviation Administration, aircraft airframes and engines must be overhauled within specific intervals. The value and usefulness of an aircraft can be heavily dependent on its stage of overhaul. For accounting purposes, airframe and aircraft engine overhauls encompass all inspections or replacements of major components, which the civil air regulations require at specific maximum periodic intervals to recertify that the frame or engine is completely airworthy.

The Company reports its overhaul costs in accordance with ASC Topic 908-360-30 (b). Overhaul costs are recorded utilizing the deferral method which requires the capitalization of costs when they are incurred. Under the deferral method, the actual cost of each overhaul is amortized to the next overhaul.

(F) Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method and with useful lives used in computing depreciation. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Expenditures for maintenance and repairs are charged to operations as incurred; additions, renewals and betterments are capitalized.

(G) Long-Lived Assets

The Company accounts for its long-lived assets in accordance with ASC Topic 360-10. ASC Topic 360-10 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset's carrying value and fair value or disposable value.

F-6

 GENERAL AIRCRAFT, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

( H ) Financial Instruments

Financial instruments consist of cash, accounts receivable, accounts payable, notes payable and advances payable. Recorded values of cash, receivables, accounts payable and accrued liabilities approximate fair values due to the short maturities of such instruments. Recorded values for notes payable and related liabilities approximate fair values, since their stated or imputed interest rates are commensurate with prevailing market rates for similar obligations.

( I ) Loss Per Share

The Company reports earnings (loss) per share in accordance with ASC Topic 260-10. Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As of August 31, 2011, there were no potential common shares underlying warrants or options.

(J ) Revenue Recognition

Revenue is recognized in accordance with Staff Accounting Bulletin (“SAB”) No. 101, Revenue Recognition in Financial Statements, as revised by SAB No. 104. As such, the Company recognizes revenue when persuasive evidence of an arrangement exists, title transfer has occurred, the price is fixed or readily determinable and collectability is probable. Sales are recorded net of sales discounts.

The Company currently has not generated revenues. Any future revenues, which do not require production, modification or customization and do not have multiple elements, are recognized when (i) persuasive evidence of an arrangement exists; (ii) service has occurred; (iii) the Company's fee is fixed and determinable; and (iv) collectability is probable.

(K ) Income Taxes

Income taxes are accounted for under the asset and liability method in accordance with ASC Topic 740-10. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. When it is considered to be more likely than not that a deferred tax asset will not be realized, a valuation allowance is provided for the excess.

(L) Recent Accounting Pronouncements

Fair Value Measurement

In May 2011, the FASB issued new accounting guidance changing some fair value measurement principles, such as by prohibiting the application of a blockage factor in fair value measurements and only requiring the application of

F-7

 GENERAL AIRCRAFT, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

(L) Recent Accounting Pronouncements (cont.)

the highest and best use concept when measuring nonfinancial assets. The accounting guidance will require, for recurring Level 3 fair value measurements, disclosure of quantitative information about unobservable inputs used, a description of the valuation processes used and a qualitative discussion about the sensitivity of the measurements.

The accounting guidance further requires new disclosures about the use of a nonfinancial asset measured or disclosed at fair value if its use differs from its highest and best use. In addition, entities must report the fair value hierarchy level of assets and liabilities not recorded at fair value but where fair value is disclosed. The accounting standards update will be effective for reporting periods beginning after December 15, 2011 and is not expected to have a material impact on the Company’s consolidated financial position or results of operations.

Presentation of Other Comprehensive Income

In June 2011, the FASB issued an accounting standards update on the presentation of other comprehensive income. The new accounting guidance eliminates the current option to report other comprehensive income and its components in the statement of changes in stockholders’ equity. The new standard allows companies to present net income and other comprehensive income either in one continuous statement or in two separate, but consecutive, statements. The accounting standards update will be effective for fiscal years beginning after December 15, 2011 and is not expected to have an impact on the Company’s consolidated financial position or results of operations.

Testing Goodwill for Impairment

In September 2011, the FASB issued an accounting standards update to simplify how entities test goodwill for impairment. The new accounting guidance provides an entity with an option to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test under current accounting guidance. If an entity determines it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, then performing the two-step impairment test is unnecessary. However, if an entity concludes otherwise, then it is required to perform the first step of the two-step impairment test. Also under this new accounting guidance, an entity has the option to bypass the qualitative assessment for any reporting unit in any period and proceed directly to performing the first step of the two-step goodwill impairment test, but may resume performing the qualitative assessment in any subsequent period. The accounting standards update will be effective for reporting periods beginning after December 15, 2011 and is not expected to have a material impact on the Company’s consolidated financial position or results of operations.

NOTE 2    GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred a net loss of $8,235 for the period of August 9, 2011 (inception) to August 31, 2011, and it is expected that it will continue to have negative cash flows as the business plan is implemented.

These conditions give rise to doubt about the Company’s ability to continue as a going concern. These financial statements do not include adjustments relating to the recoverability and classification of reported asset amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to obtain additional financing or sale of its common stock as may be required and ultimately to attain profitability.

F-8

GENERAL AIRCRAFT, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 3   FIXED ASSETS

Fixed assets consist of the following at August 31, 2011:

Robinson R44 helicopter	$212,500
Total fixed assets	212,500
Less:
Accumulated depreciation	—
Total fixed assets, net	$212,500

 NOTE 4   ACCRUED LIABILITIES

Accrued liabilities consist of the following at August 31, 2011:

Accrued expenses	$7,375
Accrued interest	548
Total fixed assets, net	$7,923

NOTE 5   LONG-TERM DEBT

On August 11, 2011, the Company entered into a Purchase Money Promissory Note and Security Agreement in the amount of $212,813. The loan bears interest at a rate of 6% per annum, is secured by all the assets of the Company and matures on August 11, 2016. Pursuant to the terms of the agreement, the Company is required to make semi-annual interest only payments in the amount of $6,385 beginning on March 31, 2012 with the unpaid principal balance due at maturity on August 11, 2016. In addition, the agreement provides for one ninety-day extension at maturity upon the option of the holder. As of August 31, 2011, the principal balance totaled $212,813 and accrued interest was $548.

NOTE 6   RELATED PARTY TRANSACTIONS

On August 22, 2011, the Company issued 10,000,000 shares of its restricted common stock to its two officers and directors for cash totaling $10,000 or $0.001 per share.

NOTE 7    STOCKHOLDERS’ EQUITY

The Company is authorized to issue up to 90,000,000 shares of $0.001 par value common stock and 10,000,000 shares of $0.001 par value preferred stock. The Preferred Stock may be issued in one or more series, with all rights and preferences being determined by the board of directors.

Preferred Stock

The voting rights, rate of dividends preference in relation to other classes or series, and rights in the event of liquidation related to shares of Preferred Stock of any series are determined by the board of directors and may vary from time to time.

F-9

GENERAL AIRCRAFT, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 7    STOCKHOLDERS’ EQUITY (cont.)

Common Stock

Holders of common stock have voting rights equal to one vote for each share of Common Stock held and are entitled to receive dividends when, and if declared by the board of directors subject to the rights of any Preferred Stock having preference as to dividends. In the event of liquidation or dissolution, subject to the rights of Preferred Stock

Holders’ are entitled to share ratably in the Corporations assets. Holders of Common Stock do not have conversion, redemption or preemptive rights.

On August 22, 2011, the Company issued 10,000,000 shares of its common stock to its two officers and directors for cash totaling $10,000.

NOTE 8   SUBSEQUENT EVENTS

On September 1, 2011, the Company entered into an Aircraft Use/Management Agreement with Elite Aviation VGT, LLC (“Elite”)., The Company’s agreement with Elite provides that the Company allow Elite to utilize the Company’s helicopter for "rental" and "flight training" and will not be held responsible for any damage that may be experienced during "rental" or "flight training". Pursuant to terms, the agreement is on a month to month basis requiring a 90 written termination notice. Additional terms of the agreement provide for the following:

Rental Rate: initial end user rental rate is $380.00 per Hobbs hour regular rate and $ 360.00 per Hobbs hour block rate. Elite has the authority to adjust the end user rental rate from time to time to allow for fluctuations in operating costs.

Repairs: All repairs are at the Company’s cost and expense. Repairs and inspections are billed by Elite at a rate congruent with the average local rate. Parts required to be purchased by Elite for repair and maintenance are charged back to the Company.

Monthly Billing: Fees for repairs, maintenance, or inspections are billed monthly to the Company in a monthly billing statement.

Payment of Gross Rental Revenues and Expenses and Fees: Rental revenues are calculated on a calendar monthly schedule. Elite will pay to the Company gross rental revenues for each month within ten (10) business days after the end of each month. The Company is required to pay Elite all expenses and fees, including monthly management fees, within ten (10) business days after the end of each month.

The Company is responsible for the following:

 ▪  Payment of all debt service, applicable property and other taxes, license and registration fees.

 ▪  Tie-down rate of $ 65.00 per month or Covered Parking rate of $ 150.00 per month or Hangar

 ▪  Parking rate of $ 450.00 per month as applicable and at the request of the aircraft owner unless the owner requests to park their aircraft in their own hangar.

 ▪  Fuel and regular operating oil: Calculated using the actual VGT field delivery rate the Manager is being charged.

 ▪  Elite's management fee calculated using the following scale and is based upon Billable Hobbs hours and gross revenue:

0 to 10 hours =15%

11 to 25 hours =17%

26 + hours =19%

On October 26, 2011, the Company’s founding officers simultaneously resigned from the Company and entered into a Stock Purchase Agreement with Ian Johnson, an individual, to sell 10,000,000 shares of their common stock of the Company representing 100% of their personal holdings.

In accordance with ASC 855, management evaluated all activity of the Company through the issue date of the financial statements and concluded that no other subsequent events have occurred that would require recognition or disclosure in the financial statements.

F-10

 Management Discussion and Analysis of Financial Condition and Results of Operations

Forward-Looking Statements

Management's statements contained in this portion of the prospectus are not historical facts and are forward-looking statements. Factors which could have a material adverse affect on the operations and future prospects of the Company on a consolidated basis include, but are not limited to, those matters discussed under the section entitled “Risk Factors,” above.  Such risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Planned Operations for Fiscal Year Beginning September 1, 2011

During our first full fiscal year, we expect to have our Robinson R44 Raven II in rental operation for approximately 500 hours, generating gross revenues of approximately $185,000 based on an average rental rate of $370 per hour. Net of our estimated per-hour operating expenses of approximately $274, or $137,000 for 500 hours of operation, we expect to earn a gross profit of approximately $48,000 from operation of the Robinson R44 Raven II helicopter during our first full fiscal year. In addition to operating expenses, we expect to spend $12,769.50 in our first full fiscal year for payment of interest on our existing aircraft loan, as well as approximately $12,000 in ongoing legal and accounting expenses.

We intend to use approximately $20,000 of the net proceeds of this offering to acquire an additional aircraft. This figure represents a 15% down payment on an additional aircraft to cost approximately $130,000. Standard general aviation aircraft financing terms typically call for a 15% down payment, with the aircraft value and purchase price being the primary factors that drive the terms and interest rates for such financing. Assuming that $20,000 is available to us for use as a down payment, we expect to finance the remainder of the purchase through a secured purchase money aircraft loan. We currently plan to acquire the additional aircraft approximately 1-2 months after the close of this offering.

If we are able to acquire an additional aircraft, we intend to have it managed by Elite under terms substantially similar to those contained in our current management agreement for the Robinson R44 Raven II. Our second aircraft will likely be a smaller, less powerful helicopter that we anticipate will fetch hourly rental rates in the range of $225 to $250 per hour. Although this rental rate is lower than the approximately $360 per rental hour generated by our current helicopter, lower expenses for parts and maintenance related to the smaller aircraft would result in proportionately lower per-hour operating expenses.

Based on 500 hours per year of rental time for the helicopter, our estimated operating expenses per hour of operation of the new helicopter to be purchased are anticipated to be as follows:

Reserve for future overhaul	$40
Maintenance and inspection required every 100 hours	$15
Fuel	$75
Insurance	$30
Parking	$8
GPS update card	$10
Total	$178

As our operations become more established, we hope to continue to add additional aircraft in future years and to potentially expand beyond the Las Vegas area to offer helicopters and other aircraft for rental in the Caribbean or other popular tourist sightseeing destinations.

Significant Equipment

As outline above, pending receipt of substantially the full amount of the funds sought in this offering, we intend to purchase one additional aircraft during the fiscal year beginning September 1, 2011. We do not intend to purchase any other additional significant equipment for the next twelve months.

Results of Operations for the Period from August 9, 2011 (Date of Inception) until August 31, 2011

We generated no revenue and incurred $8,235 in expenses for the period from inception on August 9, 2011 through August 31, 2011.  Our expenses consisted primarily of professional expenses and inspection fees.  We therefore recorded a net loss of $8,235 for the period from inception on August 9, 2011 until August 31, 2011. Now that we have commenced operations and have begun renting our Robinson R44 Raven II helicopter on an hourly basis, we expect that our gross revenues and operating expenses will increase substantially going forward.

Liquidity and Capital Resources

As of August 31, 2011, we had total current assets of $10,000, consisting entirely of cash. We had current liabilities of $7,923 as of August 31, 2011, consisting of accounts payable of $7,375 and accrued interest on our aircraft loan of $548.  Accordingly, we had working capital of $2,077 as of August 31, 2011.

24

Our current aircraft loan is purchase money financing in the amount of $212, 812.50 secured by our Robinson R44 Raven II helicopter. The loan bears interest at the rate of six percent (6%) per year, and requires semi-annual interest payments of $6,384.75, commencing on March 31, 2012, and continuing every six months thereafter. All principal and interest is due under the loan on August 11, 2016.

As discussed in the notes to our financial statements, we have not attained profitable operations and are dependent upon obtaining financing or generating revenue from operations to continue operations for the immediate future.   As a result, our auditor’s report on our financial statements for the fiscal year ended August 31, 2011 expressed a substantial doubt as to our ability to continue as a going concern.

Our current financial difficulties stem from three primary sources: (1) the fact that we have only recently commenced operations and therefore have not established a track record of generating positive cash flow and sustaining our operations over time; (2) the fact that, without additional financing, we will operate without significant reserves for unusual or unexpected expenses; and (3) the fact that we currently own only one aircraft and therefore have a narrow revenue base and a limited ability to generate net profits.

Our expected gross operating revenues over the next year, however, should allow us to pay our expenses and continue in operation without additional financing. Assuming an average rental rate for our current helicopter of $370 per hour and a total of 500 rental hours during the fiscal year beginning September 1, 2011, we currently anticipate gross revenue from our Robinson R44 Raven II helicopter of $185,000 during the current fiscal year. As discussed in more detail under Expenses and Revenue Model, above, our estimated costs of operation for this aircraft are $274 per hour based upon 500 hours of operation, resulting in gross profit of approximately $96 per hour or $48,000 for 500 hours of operation. This estimate of per-hour operating costs includes a pro rata allocation of all costs for fuel, maintenance, insurance, parking, and other expenses. Management fees payable to Elite, our third-party management company, range from 15% to 19% of the gross revenue generated. Assuming a blended fee rate of 17%, total management fees paid to Elite over the course of 500 hours of operation would $31,450. During the current fiscal year, we will be required to make one bi-annual payment on our aircraft loan in the amount of $6,384.76. We therefore expect to experience a small operating profit during our first full fiscal year. There is no guarantee, however, that we will be able to rent our existing aircraft for the estimated 500 hours. In addition, without additional financing, we will operate with little or no reserves for extraordinary or unexpected maintenance or similar expenses.

Known uncertainties which may result in our cash flows and liquidity increasing or decreasing significantly from the expectations of management include the following:

•          The annual volume of visitors to Las Vegas, as well as the amount of funds available to these visitors for leisure activities like helicopter tours, may fluctuate from year-to-year and will depend on the overall strength of the U.S. and world economies and the willingness of consumers to allocate funds for vacation and leisure;

•          The cost of aviation fuel may be subject to significant fluctuations based upon seasonal factors as well as global economic and political events. In the event of a significant upward fluctuation in fuel costs, we may experience an increase in per-hour operating costs. Given that consumers of helicopter tour services are likely to be price sensitive, we will likely be unable to fully pass-on a substantial increase in the cost of fuel to end users of our aircraft in the form of increased per-hour rental rates.

•          Although we have budgeted for normal maintenance of our aircraft, we face some risk that our helicopter may experience a mechanical failure requiring unusual repair expenses.

 Management’s plans for addressing our current financial difficulties consist primarily of raising additional capital through the current offering. If the offering is fully subscribed, we intend to set aside an additional $10,000 of the proceeds for working capital reserves to be used in the event of unexpected expenses or lower than expected rental revenues. In addition, if the full offering is sold, we intend to allocate $20,000 for a down payment on the purchase of an additional aircraft, with the balance of the purchase price to be provided through secured purchase money financing. With the addition of a second aircraft, we expect to broaden our revenue base and our potential to generate net operating profits.

If substantially less than the maximum offering is sold, however, our ability to expand our revenue base will be impaired and our working capital reserves may be inadequate to fund any unexpected expenses over the course of the current fiscal year. Although we are seeking equity financing through this Offering, we do not have any formal commitments or arrangements for the sales of stock or the advancement or loan of funds at this time. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all.

Going Concern

As discussed in the notes to our financial statements, we have not attained profitable operations and are dependent upon obtaining financing or generating revenue from operations to continue operations for the immediate future.  This has raised substantial doubt for our auditors about our ability to continue as a going concern.

Our activities to date have been supported by equity and secured debt financing.  Management continues to seek funding from its shareholders and other qualified investors to pursue its business plan.

Off Balance Sheet Arrangements

As of August 31, 2011, there were no off balance sheet arrangements.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Directors and Executive Officers

Our executive officer and director and his age as of the date of this Prospectus is as follows:

Name	Age	Position(s) and Office(s) Held
Ian Johnson	31	President, Chief Executive Officer, Chief Financial Officer, and Director

Set forth below is a brief description of the background and business experience of our current executive officer and director.

Ian Johnson.   Mr. Johnson was appointed as our President, CEO, CFO, and sole Director on October 26, 2011.  In addition to his duties at the company, Mr. Johnson currently serves as an aircraft mechanic at Elite Aviation VGT, LLC, a position he has held since 2007. Prior to his position at Elite, Mr. Johnson worked with Costco from 1998 through 2006, where he last served as a manager before leaving the company. Mr. Johnson is an FAA certified Airframe and Power plant Mechanic (“AMP”).  There are no other items of specific professional experience, qualifications, or skills that led to his appointment as our sole officer and director.

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Directors

Our bylaws authorize no less than one (1) director.  We currently have one Director.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our officer and director.

Executive Compensation

Compensation Discussion and Analysis

The Company presently not does have employment agreements with its executive officer and it has not established a system of executive compensation or any fixed policies regarding compensation of executive officers.  Due to financial constraints typical of those faced by a development stage business, the company has not paid any cash and/or stock compensation to its named executive officer . As our business and operations expand and mature, we expect to develop a formal system of compensation designed to attract, retain and motivate talented executives.

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for our last two completed fiscal years for all services rendered to us.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Ian Johnson, President, CEO, CFO, and director	2011	0	0	0	0	0	0	0	0
Jason Duncan, former officer	2011	0	0	0	0	0	0	0	0
Shawn Mullin, former officer	2011	0	0	0	0	0	0	0	0

Narrative Disclosure to the Summary Compensation Table

Our named executive officer does not currently receive any compensation from the Company for his service as an officer of the Company.

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Outstanding Equity Awards At Fiscal Year-end Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
Ian Johnson	0	0	0	0	0	0	0	0	0

Compensation of Directors Table

The table below summarizes all compensation paid to our director for our last completed fiscal year.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Ian Johnson	0	0	0	0	0	0	0
Jason Duncan, former director	0	0	0	0	0	0	0

Narrative Disclosure to the Director Compensation Table

Our directors do not currently receive any compensation from the Company for their service as members of the Board of Directors of the Company.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this Prospectus, the beneficial ownership of our common stock by each executive officer and director, by each person known by us to beneficially own more than 5% of the our common stock and by the executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 10,000,000 shares of common stock issued and outstanding.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common	Ian Johnson 5389 Golden Barrel Ave. Las Vegas, NV 89141	10,000,000	100%
Common	Total all executive officers and directors	10,000,000	100%

Common	Other 5% Shareholders
	None

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

The persons named above have full voting and investment power with respect to the shares indicated.  Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Securities Authorized for Issuance Under Equity Compensation Plans

To date, we have not adopted a stock option plan or other equity compensation plan and have not issued any stock, options, or other securities as compensation.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

In accordance with the provisions in our articles of incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Certain Relationships and Related Transactions

Except as set forth below, none of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction since our incorporation or in any presently proposed transaction which, in either case, has or will materially affect us.

1. Ian Johnson, our sole officer and director and controlling shareholder, currently serves as an aircraft mechanic at Elite Aviation VGT, LLC (“Elite”). Under an Aircraft Use / Management Agreement dated September 1, 2011, Elite coordinates the hourly rental of our helicopter and provides routine maintenance, fuel, insurance, parking, and other operating needs for the helicopter. The principals of Elite, Jason Duncan and Shawn Mullin, were our officers and controlling shareholders on September 1, 2011. Subsequently, on October 26, 2011, these individuals resigned all positions with the company and sold their shares to Mr. Johnson.  Under the Agreement, Elite is compensated based upon a percentage of gross aircraft rental revenues generated. The applicable percentage ranges from 15% to 19% on a sliding scale. Assuming an average aircraft rental rate of $370 per hour, the management fees due to Elite will range from $55.50 to $70.30 per rental hour. There are no fixed fee or up-front charges under the Agreement.

2. On August 22, 2011, Jason S. Duncan and Shawn E. Mullin each purchased 5,000,000 of our common stock (10,000,000 shares total) at a purchase price of $0.001 per shares ($10,000 total). At that time, Mr. Duncan was our president, CEO, CFO, treasurer, and sole director. Mr. Mullin was our secretary and COO at that time. On October 26, 2011, Mr. Duncan and Mr. Mullin transferred these shares to our sole officer and director, Ian Johnson, for a total purchase price of $10,000.

Available Information

We have filed a registration statement on form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, NE, Washington, DC 20549.  Please Call the Commission at (202) 942-8088 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a Web Site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Dealer Prospectus Delivery Obligation

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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Part II

Information Not Required In the Prospectus

Item 13. Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$4.01
Federal Taxes	$0
State Taxes and Fees	$0
Listing Fees	$0
Printing and Engraving Fees	$0
Transfer Agent Fees	$500
Accounting fees and expenses	$6,000
Legal fees and expenses	$2,500
Total	$8,504.01

All amounts are estimates, other than the Commission's registration fee.

We are paying all expenses of the offering listed above.

Item 14. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation.  Our articles of incorporation do not contain any limiting language regarding director immunity from liability.  Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.
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Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 15. Recent Sales of Unregistered Securities

1. On August 22, 2011, Jason S. Duncan and Shawn E. Mullin each purchased 5,000,000 of our common stock (10,000,000 shares total) at a purchase price of $0.001 per shares ($10,000 total). At that time, Mr. Duncan was our president, CEO, CFO, treasurer, and sole director. Mr. Mullin was our secretary and COO at that time. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.  We did not engage in any general solicitation or advertising. On October 26, 2011, Mr. Duncan and Mr. Mullin transferred these shares to our sole officer and director, Ian Johnson, for a total purchase price of $10,000.

Item 16. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation (1)
3.2	By-laws (1)
5.1	Opinion of Rory Vohwinkel, Esq., with consent to use (1)
10.1	Aircraft Use / Management Agreement (1)
10.2	Promissory Note and Security Agreement (1)
23.1	Consent of Independent Registered Public Accounting Firm
(1) Included in Registration Statement on Form S-1 filed November 21, 2011.
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 Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           i.            To include any propectus required by section 10(a)(3) of the Securities Act of 1933;

                          ii.            To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                        iii.            To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, That:

A.       Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.       Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.        If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

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5.        That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

                        i.            If the registrant is relying on Rule 430B (230.430B of this chapter):

A.       Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.       Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

                       ii.            If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.        That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                        i.            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

                       ii.            Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                        iii.            The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                     iv.            Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on January 11, 2012.

 GENERAL AIRCRAFT, INC.

By: /s/ Ian Johnson

Ian Johnson

Chief Executive Officer Chief Financial Officer, Principal Accounting Officer, and sole Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Ian Johnson

Ian Johnson

Principal Executive Officer, Principal Financial Officer

Principal Accounting Officer, and sole Director

Dated: January 11, 2012